UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33,634
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On September 25, 2012, WellCare of Florida, Inc. (“WellCare of Florida”), a wholly-owned subsidiary of WellCare Health Plans, Inc. (“WellCare”), received a countersigned Contract to Provide Comprehensive Medical Services (the “Healthy Kids Contract”) between WellCare of Florida and the Florida Healthy Kids Corporation (“FHKC”).

The Healthy Kids Contract replaces in its entirety the Contract to Provide Comprehensive Medical Services between WellCare of Florida and FHKC dated as of October 1, 2010 (the “Prior Contract”), which expired pursuant to its terms on September 30, 2012.

The Healthy Kids Contract is effective as of October 1, 2012. Under the Healthy Kids Contract, WellCare of Florida will offer coordinated care plans to eligible beneficiaries of the Florida Healthy Kids Program in an aggregate sixty-five Florida counties under the brand names Staywell Kids and HealthEase Kids. The term of the Healthy Kids Contract expires on September 30, 2014, but it may be extended for up to two additional one-year terms at FHKC's option. It may also be terminated earlier by FHKC at any time with cause or for convenience.

The terms and conditions of the Healthy Kids contract are equivalent to the terms and conditions of the Prior Contract in most material respects. Among other things, the Healthy Kids Contract:

•	Provides for the medical benefits WellCare of Florida is required to provide to members;

•	Sets the capitation rates payable by FHKC to WellCare of Florida, which range from $82.13 to $112.80 per member per month based on the member's county of residence;

•
Establishes certain performance standards for WellCare of Florida relating to measures such as access to care, including minimum geographical access requirements relating to primary and specialty care and minimum standards regarding access to appointment times;

•	Provides procedures for the enrollment and disenrollment of members into the coordinated care plans offered by WellCare of Florida;

•
Requires WellCare of Florida to maintain a compliance program, including the adoption of measures to detect and prevent fraud and abuse, the appointment of a compliance officer and the adoption of non-retaliation policies;

•
Provides for requirements relating to communications with members and potential members including required communications, such as the distribution of member handbooks and the provision of translation services; and

•	Provides for reporting and record retention obligations for WellCare of Florida.

The foregoing description does not purport to be a complete description of the parties' rights and obligations under the Healthy Kids Contract. The above description is qualified in its entirety by reference to the Healthy Kids Contract, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

10.1	Contract to Provide Comprehensive Medical Services dated as of October 1, 2012 between WellCare of Florida, Inc., and the Florida Healthy Kids Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2012	WELLCARE HEALTH PLANS, INC. /s/ Lisa G. Iglesias
Lisa G. Iglesias
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contract to Provide Comprehensive Medical Services dated as of October 1, 2012 between WellCare of Florida, Inc., and the Florida Healthy Kids Corporation